Crouch, Bierwolf & Chisholm
                          Certified Public Accountants
                          50 West Broadway, Suite 1130
                          Salt Lake City, Utah  84101
                             Office (801) 363-1175
                               Fax (801) 363-0615



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the use of our report, dated February 12, 1999, in this annual report on Form 10-KSB for the year ended December 31, 1998 for D.H. Marketing & Consulting, Inc.


                                /s/  CROUCH, BIERWOLF & CHISHOLM
                                Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
March 25, 1999